UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN

PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the registrant  ☒                             Filed by a party other than the registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Texas Pacific Land Trust

(Name of registrant as specified in its charter)

Payment of the filing fee (check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing party:

	(4)	Date filed:

On May 7, 2019, Texas Pacific Land Trust issued the following press release.

Leading Independent Proxy Advisory Firm ISS Recommends that
Texas Pacific Land Trust Shareholders Vote the BLUE Card FOR General Don Cook

DALLAS (May 7, 2019) – Texas Pacific Land Trust (NYSE:TPL) (“TPL” or the “Trust”) today announced that Institutional Shareholder Services (“ISS”), a leading independent proxy advisory firm whose recommendations are followed by hundreds of institutional investors, has recommended that TPL shareholders vote FOR retired four-star General Donald “Don” G. Cook using the BLUE proxy card.

“We are pleased that ISS recognizes that General Cook has the experience, judgment and vision to continue the Trust’s record of value creation and ensure that the Trust has the right corporate governance for its next chapter,” said Trustee David E. Barry. “We encourage all shareholders to follow the ISS recommendation by returning the BLUE proxy card to vote FOR General Cook and discarding the dissident group’s white proxy card.”

In its May 7, 2019 report, ISS stated1 that General Cook has:

“… a public track record that seems to reflect direct efforts to improve the governance of the companies on whose boards he has served. Cook brings substantial experience as a public company board member, as well as chairman of the San Antonio chapter of the National Association of Corporate Directors. In fact, he appears to have played an integral part in the effort to de-classify the board of Crane [Co]. At Crane’s first annual meeting after Cook became the chairman of the Nominating and Governance Committee, the company granted shareholders a vote on whether to de-classify its board, which shareholders approved. Cook’s track record appears to reflect a willingness and ability to push for corporate governance changes that benefit shareholders.”

ISS particularly noted that, “Cook has pledged publicly to serve as a change agent for TPL’s corporate governance, including resigning as a trustee after no more than three years, to allow shareholders to evaluate his performance and determine whether to retain him.”

Comparing General Cook to the dissident nominee Eric Oliver, ISS observed that:

“Perhaps the most meaningful criticism of the dissident is the fact that though its strongest argument revolves around TPL’s governance shortcomings, its nominee has no public corporate governance track record at a company in any way comparable to TPL.”

“… there seem to be fewer concerns regarding Cook’s public record than that of the dissident nominee, particularly in regard to potential conflicts of interest. On balance, Cook’s public record as a director suggests that his experience and abilities may be more suited to drive changes that may be needed at TPL.”

1 Permission to use quotes was neither sought nor obtained. Emphasis added.

ISS noted that:

For the five years ending on the unaffected date of March 14, 2019, the last day before the dissident announced its intent to nominate Oliver, TPL delivered TSR well above any of the peers. For every time period ending on the unaffected date, TPL’s TSR far exceeded the peer median and an industry benchmark, the S&P Oil & Gas E&P Select Industry Index.

Crediting TPL management “for the strong TSR that TPL has generated,” ISS cited as one example the formation of Texas Pacific Water Resources in June 2017:

“Forming this company has increased TPL’s ability to generate revenue from the surface acres it owns and their accompanying water rights. This strategically sound decision was enhanced by TPL’s ability to persuade two former executives from EOG Resources, a well-respected E&P company, to lead this division.”

ISS concluded that:

“… nominee Cook – who has publicly acknowledged the need for TPL’s governance to evolve and has committed to resigning within three years so that shareholders can assess his performance and vote on his potential reelection – appears to have more relevant experience than the dissident nominee as a public company director, particularly in the area of corporate governance. Therefore, a vote FOR nominee Cook on the management (BLUE) card is warranted.”

Make Your Voice Heard

A leading independent advisor has made its choice clear: General Don Cook is the best candidate to serve as TPL’s next trustee. Now it’s shareholders’ turn to make their voices heard by voting FOR General Cook using the BLUE proxy card. Shareholders can get more information on this important contest to secure TPL’s future by visiting www.TrustTPL.com.

If you have any questions or need assistance in voting your shares, please contact the Trust’s proxy solicitor:

MacKenzie Partners
1407 Broadway, 27th Floor
New York, New York 10018
(212) 929-5500 or call Toll-Free (800) 322-2885
Email: proxy@mackenziepartners.com

Forward-Looking Statements

This release may contain statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this release, other than statements of historical fact, are “forward-looking statements” for purposes of these provisions, including statements regarding Texas Pacific’s future operations and prospects, the markets for real estate in the areas in which Texas Pacific owns real estate, applicable zoning regulations, the markets for oil and gas, production limits on prorated oil and gas wells authorized by the Railroad Commission of Texas, expected competitions, management’s intent, beliefs or current expectations with respect to Texas Pacific’s future financial performance and other matters. Texas Pacific cautions readers that various factors could cause its actual financial and operational results to differ materially from those indicated by forward-looking statements made from time-to-time in news releases, reports, proxy statements and other written communications, as well as oral statements made from time to time by representatives of Texas Pacific. The following factors, as well as any other cautionary language included in this release, provide examples of risks, uncertainties and events beyond our control that may cause Texas Pacific’s actual results to differ materially from the expectations Texas Pacific describes in such forward-looking statements: global economic conditions; market prices of oil and gas; the demand for water services by operators in the Permian Basin; the impact of government regulation; the impact of competition; the continued service of key management personnel; and other risks and uncertainties disclosed in Texas Pacific’s annual reports on Form 10-K and quarterly reports on Form 10-Q. We undertake no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events or other factors that affect the subject of these statements, except where we are expressly required to do so by law.

Contacts:

Media:
Abernathy MacGregor
Sydney Isaacs / Jeremy Jacobs
(713) 343-0427 / (212) 371-5999
sri@abmac.com / jrj@abmac.com

Investor Relations:

MacKenzie Partners
Paul Schulman / David Whissel
(212) 929-5500 or (800) 322-2885
pschulman@mackenziepartners.com

###

3